Exhibit 7.8 Escrow Instructions

The undersigned, signatory to a Stock Escrow Agreement effective November 20, 1996, hereby instruct Carmine J. Bua, Esq., the Escrow Holder, as follows:

1) The Escrow Holder is to release 62,000 shares to Complete Security Service Defined Benefits Pension Trust.

2) The Escrow Holder is to release 50,000 shares to EFM Venture Group, Inc.

3) All other provisions of the Stock Escrow Agreement are to remain unchanged.

The above instructions are in accordance with paragraphs 2.52 (Delivery of Shares) and 3.4 (Modification of Agreement) of the Stock Escrow Agreement.

These Escrow Instructions are effective as of December 16, 1996 and may be signed in counterparts and facsimile signatures are valid.

EFM VENTURE GROUP, INC.


/S/ BETTY N. MYERS
------------------------------
Betty N. Myers, President



COMPLETE SECURITY SERVICE DEFINED
BENEFITS PENSION TRUST


/S/ MALCOLM D. CAMPBELL
------------------------------
Malcolm D. Campbell, Trustee



STOCKWORKS USA, INC.

/S/ THOMAS D. COLDICUTT
------------------------------
Thomas D. Coldicutt, President


/s/ Larry Stockett
------------------------------
Larry Stockett



HIGHTEC, INC.


BY: /s/ Larry Stockett, President
   ------------------------------
        Larry Stockett, President